EXHIBIT 5.1
                                                                     -----------



                                                           75 State Street
KIRKPATRICK & LOCKHART LLP                                 Boston, MA 02109-1808
                                                           617.261.3100
                                                           www.kl.com


June 19, 2002


LocatePLUS Holdings Corporation
100 Cummings Center
Suite 235M
Beverly, Massachusetts 01915

RE:  REGISTRATION STATEMENT ON FORM SB-2
     REGISTRATION NO. 333-85154
     --------------------------

     We have acted as counsel to LocatePLUS Holdings Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form SB-2, File No. 333-85154, as the same may be amended from time to time (the "Registration Statement", for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 12,000,000 Units (the "Units"), each Unit consisting of one share of Class B Non-voting Common Stock, par value $0.01 ("Class B Stock") and a three-year warrant to purchase one share of Class A Voting Common Stock, par value $0.01 ("Class A Stock"), with an exercise price of $0.50 per share (such warrant being herein referred to as a "Warrant").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B under the Securities Act.

     For the purpose of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary.

     Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that upon the issuance and sale of the Units in the manner described in the Registration Statement, the Units (and the Class B Stock and Warrant underlying each such
Unit), will be legally issued, fully paid and non-assessable securities of the Company. Upon exercise of the Warrants in the manner described in the Registration Statement, the Class A Stock issuable upon exercise of the Warrant will be legally issued, fully paid and non-assessable securities of the Company.

     We express no opinion as to the applicability or effect of any laws, orders or judgments or any state or jurisdiction other than the federal securities laws and the laws of the State of Delaware.

     We consent to the use of our name under the captioned "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.




BOSTON o DALLAS o HARRISBURG o LOS ANGELES o MIAMI o NEWARK o NEW YORK o PITTSBURGH o SAN FRANCISCO o WASHINGTON

LocatePLUS Holdings Corporation
June 19, 2002
Page 2


     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                Very truly yours,


                                /s/ Kirkpatrick & Lockhart LLP
                                -------------------------------------
                                KIRKPATRICK & LOCKHART LLP